UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 21, 2008

Silver Butte Company, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-05790	82-0263301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Cedar Street, Sandpoint, ID	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-5154
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 - Changes in Registrant's Certifying Accountant

On January 21, 2008 Silver Butte received a letter from our certifying accountant, LeMaster & Daniels PLLC, that it has resigned as the independent auditor for Silver Butte Co., lnc., effective immediately. Sliver Butte board of directors neither recommended nor approved the decision to change accountants.

LeMaster & Daniels PLLC's report on our financial statements for either of the last two years did not contain an adverse opinion or a disclaimer of opinion, or was modified as to uncertainty, audit, or accounting scope.

During our two most recent fiscal years and any subsequent interim period through the date of the certifying accountants resignation there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

On January 31, 2008 Silver Butte Co., Inc. retained Williams & Webster P.S., Certified Public Accountants & Business Consultants, W Riverside, Suite 1940, Spokane, WA 99201 as the independent auditors to represent Silver Butte Co., lnc.

Item 9.01 - Financial Statements and Exhibits

Exhibit 16.1 - Confirmation Letter from LeMaster & Daniels PLLC, dated April 8, 2008

Exhibit 16.2 - Applicable Information from Williams & Webster P.S. confirming understanding of services to be provided to Silver Butte Co., lnc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

SILVER BUTTE COMPANY, INC.

Date: April 8, 2008

By: /s/ Terry McConnaughey
Terry McConnaughey, President